Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Delinquency Report for March 25, 2002 Distribution
Delinquency Report - Total
		CURRENT	1 PAYMENT	2 PAYMTS	3+ PAYMTS	TOTAL
DELINQUENT	Balance		2,702,774.08	349,271.80	-	3,052,045.88
	% Balance		1.17%	0.15%	0.00%	1.33%
	# Loans		29	7	-	36
	% # Loans		1.16%	0.28%	0.00%	1.44%
FORECLOSURE	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
BANKRUPTCY	Balance	82,902.13	-	-	-	82,902.13
	% Balance	0.04%	0.00%	0.00%	0.00%	0.04%
	# Loans	2	-	-	-	2
	% # Loans	0.08%	0.00%	0.00%	0.00%	0.08%
REO	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%

TOTAL	Balance	82,902.13	2,702,774.08	349,271.80	-	3,134,948.01
	% Balance	0.04%	1.17%	0.15%	0.00%	1.36%
	# Loans	2	29	7	-	38
	% # Loans	0.08%	1.16%	0.28%	0.00%	1.52%
Note: Current = 0-30days, 1 Payment =31-60days, 2 Payments = 61-90days, 3+ Payments = 91+

1 or 2 Payments Delinquent

3 or More Payments Delinquent

Total Foreclosure

Total Bankruptcy and REO

Note: Dates correspond to distribution dates.
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